                           SECURITIES PURCHASE AGREEMENT


       This SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of December 9, 1999, by and between Insignia Solutions plc, a public limited company organized and existing under the laws of England and Wales (the "Company"), with headquarters located at 41300 Christy Street, Fremont, California 94538, and the Investors listed on Schedule A attached hereto (each a "Purchaser" and together, the "Purchasers").

                                      RECITALS

       A. The Company and Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

       B. Purchasers desire to purchase, upon the terms and conditions stated in this Agreement, (i) the Company's American Depository Shares (the "ADSs"), each ADS representing one ordinary share of 20p each nominal value of the Company ( the "Ordinary Shares"); (ii) a Warrant in the form of Exhibit A hereto (the "Initial Warrant") entitling the holder thereof to purchase certain number of the Company's ADSs; and (iii) a Warrant in the form of Exhibit C hereto ( the "Reset Warrant", and together with the Initial Warrant, the "Warrants") entitling the holder thereof to purchase additional ADSs from the Company upon the occurrence of certain events as defined therein. The ADSs being purchased hereunder are referred to herein as the "Shares" and the ADSs issuable upon exercise of any Warrant (including the Reset Warrant) are referred to herein as the "Warrant Shares". The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities."

       C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights in relation to the Securities under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                     AGREEMENTS

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

                                     ARTICLE 1
                          PURCHASE AND SALE OF SECURITIES

       1.1 PURCHASE OF ADSS AND WARRANTS. On the Closing Date (as defined herein), subject to the terms and the satisfaction (or waiver) of the conditions set forth in Articles 6 and 7, the

Company shall issue and sell to the Purchasers, and each Purchaser, severally and not jointly, shall purchase from the Company (i) that number of Shares set forth opposite the Purchaser's name on Schedule A, (ii) a Warrant entitling the holder thereof to purchase that number of Warrant Shares set forth opposite the Purchaser's name on Schedule A, and (iii) the Reset Warrant, for an aggregate consideration of One Million Dollars
($1,000,000.00) (the "Purchase Price").

       1.2 FORM OF PAYMENT. At the Closing, the Purchasers, severally and not jointly, shall pay the Purchase Price for the Shares and Warrants by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of the Shares and duly executed Warrants, and the Company shall deliver to the Purchasers such Shares and such executed Warrants against delivery of such Purchase Price from the Purchasers.

       1.3 CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions set forth in Articles 6 and 7 below, the date and time of the issuance, sale and purchase of the Securities pursuant to this Agreement shall be December 9, 1999 (the "Closing Date"). The Closing shall occur at 8:00 a.m. PST, at the offices of Ritchey Fisher Whitman & Klein, 1717 Embarcadero Road, Palo Alto, California 94303.

       1.4 LIMITATION ON SALES. Notwithstanding anything to the contrary contained in this Agreement, the Company may not sell and Purchaser may not purchase any Shares pursuant to this Agreement and the transactions contemplated hereby to the extent that such sale and purchase would result in any Purchaser beneficially owning in excess of 9.9% of the Company's Ordinary Shares in issue at the time of such purchase. For the purposes of this paragraph, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13D and G thereunder. This Section 1.4 may not be waived by Purchaser unless such waiver has been voted upon and approved by a majority of the holders of the Company's Ordinary Shares.


                                     ARTICLE 2
                     PURCHASERS' REPRESENTATIONS AND WARRANTIES

       Each Purchaser, severally and not jointly, represents and warrants to the Company as set forth in this Article 2. Each Purchaser makes no other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by each Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

       2.1 INVESTMENT PURPOSE. Purchaser is purchasing the Shares and Warrants for Purchaser's own account for investment only and not with a view toward or in connection with the public re-sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser will not resell any of the Securities except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the applicable Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. By making the representations in this Section 2.1, the Purchaser does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of any or all of the Securities at any time in accordance with or pursuant to a registration statement or an applicable exemption from registration under the Securities Act.

       2.2 ACCREDITED INVESTOR STATUS. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

       2.3 RELIANCE ON EXEMPTIONS. Purchaser understands that the Shares and Warrants are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

       2.4 INFORMATION. Purchaser and its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares and Warrants which have been specifically requested by Purchaser. Purchaser has been afforded the opportunity to ask questions of the Company, and its officers, directors, employees and agents, and has received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representations and warranties shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Article 3. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

       2.5 GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

       2.6 TRANSFER OR RESALE. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of
Section 5.1 hereof); (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities without registration under the Securities Act may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and
(iii) neither the

Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

       2.7 LEGENDS. Purchaser understands that, subject to Article 5 hereof, the certificate for the Warrants, and until such time as the Shares and the Warrant Shares, as applicable, have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144, the certificates for the Shares and Warrant Shares will bear a restrictive legend (the "Legend") in the following form:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

       2.8 AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their terms.

       2.9 RESIDENCY. Purchasers are residents of the State of Colorado (Mr. and Mrs. Pino), State of California (Mr. and Mrs. Zehner), and England
(Mr. Waley-Cohen); and Avalon Panama S.A. is a company incorporated in Panama.


                                     ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to each Purchaser that:

       3.1 ORGANIZATION AND QUALIFICATION. The Company is a public limited company duly incorporated and validly existing under the laws of England and Wales. Each of the Company's subsidiaries is a corporation, limited liability company or other entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization, except where the failure to be so organized, existing or in good standing that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and each of its subsidiaries have full power and authority to conduct their respective businesses as they are presently being conducted and to own, lease and operate their respective properties and assets, except, in the case of any subsidiary only, where the failure to have such power or authority would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and each of its subsidiaries are duly qualified to do business as foreign entities and are in good standing in each jurisdiction in which the character or location of the properties and assets owned or operated by them or the nature of the businesses conducted by them makes such qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the business, operations, properties, financial condition, operating results or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis, (ii) the transactions contemplated hereby, (iii) the ability of the Company to perform its obligations under this Agreement, the Warrants or the Registration Rights Agreement (collectively, the "Transaction Documents") or
(iv) the Purchaser's interest in the Securities.

       3.2 AUTHORIZATION; ENFORCEMENT. (a) The Company has the requisite corporate power and authority (i) to enter into and perform its obligations under each of the Transaction Documents, (ii) to issue and sell to Purchaser, and to perform its obligations with respect to, the Shares and the Warrants in accordance with the terms hereof and thereof, as applicable, (iii) issue the Warrant Shares in accordance with the terms of the Warrants; (b) the execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Warrants and the reservation for issuance and the issuance of the Shares and the Warrant Shares) have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency is required with respect to any of the transactions contemplated hereby or thereby (whether under rules of The Nasdaq National Market ("Nasdaq"), the National Association of Securities Dealers or otherwise), other than the Nasdaq Authorizations (as herein defined) and the declaration or ordering of effectiveness by the SEC of the Registration Statement or Statements as contemplated by the Registration Rights Agreement (collectively, the "Consents"); (c) this Agreement, the Registration Rights Agreement and the Warrants have been duly executed and delivered by the Company; and (d) each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

       3.3 CAPITALIZATION. The capitalization of the Company as of the date of this Agreement, including the authorized share capital, the number of shares in issue, the number of shares reserved for issuance pursuant to the Company's stock option plans and employee stock purchase plans, the number of shares reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for any share, the number of Ordinary Shares represented by ADSs, the number of shares to be initially reserved for issuance in the form of ADSs upon exercise of the Warrants is set forth on Schedule 3.3. All of the issued Ordinary Shares have been duly and validly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any stockholders of the Company or any liens or encumbrance. All of the outstanding ADSs have been duly and validly authorized and validly issued and are entitled to the benefits specified in the corresponding American Depositary Receipts ("ADRs") and in the

Deposit Agreement dated November 17, 1995 between the Company and The Bank of New York, as Depositary. Except as disclosed in Schedule 3.3, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). The Company has furnished to Purchaser true, correct and complete copies of the Company's Memorandum of Association as currently in effect ("Memorandum of Association"), and the Company's Articles of Association as currently in effect (the "Articles of Association"). The Company has set forth on Schedule 3.3 all instruments and agreements (other than the Memorandum and Articles of Association) governing securities convertible into or exercisable or exchangeable for the Ordinary Shares (including in the form of ADSs) of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser). Except as disclosed in Schedule 3.3, the Company has no indebtedness for borrowed money and no agreement providing for indebtedness for borrowed money. Except as disclosed in Schedule 3.3 and this Agreement, the Company has no share purchase agreements, rights plans or agreements containing similar provisions and no agreements containing anti-dilution provisions. No anti-dilution provisions which have, individually or in the aggregate, any dilutive effect on Purchaser's investment are triggered as a result of any of the transactions contemplated hereby, including exercise of the Warrants. The Company shall provide Purchaser with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the date of the Closing and it shall be a condition to Purchaser's obligations at Closing that there are no material changes in such capitalization since the Company's representation on the date hereof. The Company has no subsidiaries, except as provided on Schedule 3.3.
 All such subsidiaries included on Schedule 3.3. are one hundred percent (100%) owned by the Company. Except as provided on Schedule 3.3, the Company has no investments, either debt or equity, in any other entity.

       3.4 ISSUANCE OF SECURITIES. The Shares and the Warrant Shares and the Ordinary Shares represented by such Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon issuance in accordance with the terms hereof and exercise of the Warrants in accordance with the terms thereof, as applicable, will be validly issued, fully paid and non-assessable, and free from all liens, claims and encumbrances and will not be subject to any preemptive rights or other similar rights of stockholders of the Company. Upon issuance, the Shares are, and the Warrant Shares will be, entitled to the benefits specified in the corresponding American Depositary Receipts ("ADRs) and in the Deposit Agreement relating to such ADSs. The Warrants are duly and validly authorized and are validly issued, fully paid and non-assessable, and free from all liens, claims and encumbrances and are not and will not be subject to any preemptive rights or other similar rights of stockholders of the Company. The Board of Directors of the Company has unanimously approved the issuance of Shares and the Warrants pursuant to the terms hereof and of Warrant Shares issuable upon full exercise of the Warrants pursuant to the terms thereof (without giving effect to any limitations on exercise contained therein, including for purposes of Nasdaq Rule 4460(i) and Nasdaq Rule 4310(c)(25)(H)(1)(b)) (the "Nasdaq Authorizations"), has unanimously recommended to the stockholders of the Company the approval of the Nasdaq Authorizations and will seek Shareholder Approval (as defined in Section
4.13) at the Company's next annual meeting, which is currently scheduled for May, 2000. No further corporate authorization or approval (other than the Shareholder Approval) is required under the rules of the Nasdaq with respect to the transactions contemplated by this Agreement, including, without limitation, the issuance of the Shares and Warrant Shares and the inclusion thereof for trading on the Nasdaq.

       3.5 NO CONFLICTS. The execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Shares, the Warrants and Warrant Shares and the Purchaser's purchase and acquisition of the Shares, the Warrants and the Warrant Shares) do not and will not (a) result in a violation of the Memorandum of Association and Articles of Association, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect), or
(c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations and the laws of England and Wales) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected. Neither the Company nor any of its subsidiaries is in violation of its Memorandum of Association, its Articles of Association, or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect.
The business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as Purchaser owns any of the Securities, in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Warrants or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof, other than the Consents. The purchase and acquisition of the Securities by the Purchaser do not violate any law, rule, regulation, order, judgment or decree applicable to the Company, or require further filing by the Company or Purchaser under such law, rule, regulation, order, judgment or decree, by virtue of the Company's business or assets, other than the Consents as described in Section 3.2. The Company is not in violation of the listing requirements of Nasdaq and does not reasonably anticipate that the ADSs will be de-listed by Nasdaq for the foreseeable future, and the Company has made all necessary filings and notifications with, and obtained all necessary approvals from, Nasdaq with respect to the transactions contemplated hereby, including, without limitation, the issuance of the Securities and the listing of the Shares and the Warrant Shares on the Nasdaq.

       3.6 REGISTRATION AND SEC DOCUMENTS. The Ordinary Shares are registered under Section 12 of the Exchange Act and have been so registered since __________. Except as disclosed in Schedule 3.6, since December 31, 1996, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with Companies House pursuant to the U.K. Companies Act 1985 and 1989 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company Reports") and has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after December 31, 1996, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC Documents" and such documents filed prior to the date hereof, the "Filed SEC Documents"), including for purposes of determining the availability of Form S-3. The Company has delivered to Purchaser true and complete copies of the SEC Documents filed since December 31, 1996. As of their respective dates of filing, the Company Reports and the SEC Documents complied in all material respects with the requirements of the applicable law and the rules and regulations promulgated thereunder applicable to such Company Reports and SEC Documents, and none of the Company Reports and SEC Documents, at the time they were filed with the Companies House or SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Document is, or, except pursuant to Filed SEC Documents has been, required to be updated or amended under applicable law. The financial statements of the Company included in the SEC Documents were prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and present accurately and completely the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Filed SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred subsequent to the date of such financial statements in the ordinary course of business consistent with past practice and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, in each case of clause (i) and (ii) next above which, individually or in the aggregate, are not material to the financial condition, business, operations, properties, operating results or prospects of the Company and its subsidiaries taken on a whole. The Filed SEC Documents, as supplemented by Schedule 3.6 hereto, contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"), except to the extent not required to be filed pursuant to the applicable Rules and Regulations of the SEC. None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation relates to indebtedness for borrowed money, is with respect to an obligation in excess of one hundred thousand dollars ($100,000) or would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company or its subsidiaries under any Contract which breach or default would have a Material Adverse Effect.

       3.7 ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company.

       3.8 ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. To the Company's knowledge, there are no facts which, if known by a potential claimant or governmental agency or authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

       3.9 DISCLOSURE. No information relating to or concerning the Company set forth in this Agreement or provided to Purchaser in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement and the transactions contemplated hereby, no material fact (within the meaning of the federal securities laws of the United States) exists with respect to the Company or any of its subsidiaries which has not been publicly disclosed.

       3.10 ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF THE SECURITIES. The Company acknowledges and agrees the Purchaser is acting independently and is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between the Purchaser and the Company, are "arms-length", and that any statement made by the Purchaser, or any of its representatives or agents, in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Securities and has not been relied upon in any way by the Company, its officers, directors or other representatives. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives.

       3.11 CURRENT PUBLIC INFORMATION. The Company is currently eligible to register the resale of the Shares and the Warrant Shares by the Purchaser in a secondary offering under General Instruction B3 and B4 of Form S-3 on a registration statement on Form S-3 under the Securities Act, all as contemplated by Section 2.1 of the Registration Rights Agreement.

       3.12 NO GENERAL SOLICITATION. Neither the Company nor any person acting on behalf of the Company has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

       3.13 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation
D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of Purchaser to the extent relevant for such determination.

       3.14 NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with Allied Capital International, Inc. (the fees of which shall be paid in full by the Company). The Company will indemnify each Purchaser from and against any fees and expenses sought or other claims made by Allied Capital International, Inc.

       3.15 ACKNOWLEDGMENT OF DILUTION. The number of Warrant Shares issuable upon exercise each of the Warrants may increase substantially in certain circumstances. The Company's executive officers and directors have studied and fully understand the terms of this Agreement and the transactions contemplated hereby and the nature of the securities being sold hereunder and recognize that they have a potentially dilutive effect. The board of directors of the Company has unanimously concluded in its good faith business judgment that the issuance of the Shares, the Warrants and the Warrant Shares as contemplated hereby is in the best interests of the Company. The Company acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

       3.16 INTELLECTUAL PROPERTY. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted and as previously described in the Company's Annual Report on Form 10-K most recently filed and any subsequently filed reports on Form 10-Q and Form 8-K. Neither the Company nor any subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company or any of its subsidiaries, which infringement, conflict or claim, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

       3.17 FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, the Company and its subsidiaries have not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

       3.18 KEY EMPLOYEES. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in Schedule 3.18. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints (e.g., litigation) which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employees" means Richard Noling, Stephen Ambler, Mark McMillan, George Buchan, John Hoskin, Ronald Workman and Marshall Kwait.

       3.19 YEAR 2000 COMPLIANCE. The information set forth in the Filed SEC Documents with respect to Year 2000-related compliance by the Company does not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein not misleading. The Company's testing compliance program and contingency plan, in each case regarding Year 2000-related matters, are adequate to prevent a Material Adverse Effect and such Year 2000-related matters will not cause a Material Adverse Effect.

                                     ARTICLE 4
                                     COVENANTS

       4.1 BEST EFFORTS. The parties shall use their best efforts timely to satisfy each of the conditions described in Articles 6 and 7 of this Agreement.

       4.2 SECURITIES LAWS. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D and to provide a copy thereof to the Purchaser on or prior to the date of Closing.
The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within three (3) days following the Closing Date. Such Form 8-K shall contain as exhibits this Agreement, the Warrants and the Registration Rights Agreement. The Company shall, on or prior to the Closing Date, take such action as is necessary to sell the Securities to Purchaser in accordance with applicable U.S. federal and state securities laws and regulations and the applicable laws of England and Wales, and shall provide evidence of any such action so taken to each Purchaser on or prior to the date of the Closing. Without limiting any of the Company's obligations under this Agreement, the Registration Rights Agreement or the Warrants, from and after the Closing Date, neither the Company nor any person acting on its behalf shall take any action which would adversely affect any exemptions from registration under the Securities Act with respect to the transactions contemplated hereby.

       4.3 REPORTING STATUS. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

       4.4 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities hereunder for general working capital purposes.

       4.5    RESTRICTION ON BELOW MARKET ISSUANCE OF SECURITIES.

       (i) During the period beginning on the Closing Date and ending on the later of (x) the date which is three (3) months after the Effective Date and
(y) the date which is six (6) months following the Closing Date (such period, the "Financing Period"), the Company shall not issue or agree to issue (except
(A) the ADSs pursuant to this Agreement and the issuance of the ADSs to Castle Creek Technology Partners LLC at or prior to the Closing for an aggregate amount of Three Million Five Hundred Thousand Dollars ($3,500,000) on terms substantially similar to this Agreement, (B) pursuant to investments from industry participants, in which there is a significant purpose other than raising equity capital, (C) in connection with the acquisition of another company, (D) in an underwritten public offering or (E) on conversion of the Convertible Promissory Notes issued in favor of Quantum Corporation dated October 20, 1999) any equity securities or any equity-like or equity-linked securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity, equity-like or equity-linked securities of the Company) if such securities are issued at a price (or in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Ordinary Shares or ADSs such securities provide for a conversion, exercise or exchange price) which may be less than the then current market price for Ordinary Shares or ADSs on the date of issuance (in the case of Ordinary Shares or ADSs) or the date of conversion, exercise or exchange (in the case of securities convertible into or exercisable or exchangeable, directly or indirectly, for Ordinary Shares or
ADSs), or if such securities are variable-priced or contain provisions for price resetting (any such securities, the "Restricted Securities").

       (ii) During the six-month period beginning on the date immediately following the final day of the Financing Period, the Company will not issue or agree to issue any Restricted Securities unless the Company has satisfied all of the following requirements with respect to such issuance:

              (I) The Company shall have delivered notice to the Purchasers (the "Transfer Notice"), which notice shall include (A) the terms and number of units of the security and the consideration per unit which the Company desires to receive for the securities (which, in the case where the Company shall have received an offer to purchase such securities other than from the Purchasers (a "Third Party Offer"), shall be the consideration set forth in such offer) and
(B) all of the material terms and conditions, including the terms and conditions of payment, upon which the Company proposes to transfer said securities (which, in the case of a Third Party Offer, shall be the terms and conditions set forth in the Third Party Offer).

              (II) Upon the delivery of the Transfer Notice, the Purchasers shall have an option to purchase any or all of the securities described therein. Such option shall be exercisable by the Purchasers by service of written notice upon the Company within five (5) days of receipt of the Transfer Notice.

              (III) If the options created in clause (II) hereof are not exercised by the Purchasers within five (5) days of service of the Transfer Notice, or if such options are exercised only in part, then, within a period of thirty (30) days beginning on the day following the date of expiration of the option period, the Company may issue some or all of the securities sought to be issued as to which such options were not exercised, at a price which is not less than one hundred percent (100%) of the price specified in the Transfer Notice and on terms and conditions not less favorable to the Company than those specified in the Transfer Notice.

              (IV)   Each Purchaser shall have the option pursuant to clause
(II) hereof to purchase that percentage of the securities specified in the transfer notice equal to the purchase price set forth opposite that Purchaser's name on Schedule A hereto divided by Four Million Five Hundred Thousand Dollars ($4,500,000). In the event that any Purchaser declines to exercise the option created in clause (II) hereof, such option may be exercised by the remaining Purchasers, pro rata to the purchase price set forth opposite the name of each said remaining Purchaser on Schedule A hereto.

       4.6 FURTHER RESTRICTION ON ISSUANCE OF SECURITIES. While any Purchaser holds any Shares, any Warrants or Warrant Shares, the Company and each of its subsidiaries shall not issue, or authorize for issuance, or otherwise transfer or enter into any commitment to issue or otherwise transfer, any debt or equity security, bond, note or other security of any of the Company's subsidiaries, provided that Purchaser shall keep the Company current on its such Shareholdings.

       4.7 EXPENSES. The Company shall pay to the Purchasers at the Closing reimbursement for the expenses incurred by it and its affiliates and advisors in connection with the negotiation, preparation, execution, and delivery of this Agreement and the other agreements and documents to be executed in connection herewith, including, without limitation, due diligence and attorneys' fees and expenses (the "Expenses"). In addition, from time to time thereafter, upon any Purchaser's written request, the Company shall pay to the Purchaser such Expenses, if any, not so paid at Closing and/or covered by such payment, in each case to the extent incurred by the Purchaser. The Company shall not be required to reimburse Expenses to the extent such Expenses exceed Ten Thousand Dollars ($10,000) in the aggregate.

       4.8 INFORMATION. The Company agrees to send the following reports to each Purchaser until the earlier of (i) the Purchaser transfers, assigns or sells all of its Securities; or (ii) the second (2nd) anniversary of the Closing Date: (a) within three (3) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; and (b) within two (2) days after release, copies of all press releases issued by the Company or any of its subsidiaries. The Company further agrees to promptly provide to each Purchaser any information with respect to the Company, its properties, or its business or such Purchaser's investment as such Purchaser may reasonably request; provided, however, that the Company shall not be required to give the Purchaser any material nonpublic information. If any information requested by any Purchaser from the Company contains material nonpublic information, the Company shall inform such Purchaser in writing that the information requested contains material nonpublic information and shall in no event provide such information to such Purchaser without the express prior written consent of such Purchaser after being so informed.

       4.9 AVAILABILITY OF SHARES. From and after the Closing Date, the Company shall:

              a. at all times have sufficient authorized share capital available for allotment and issue to permit the exercise of the Warrants into Warrant Shares.

              b. issue and cause the transfer agent and Depositary to deliver such ADSs as required upon exercise of the Warrants and take all actions necessary to ensure that all such Warrant Shares shall, when issued and paid for, be duly and validly issued, fully paid and nonassessable and be entitled to the benefits specified in the corresponding ADRs and in the Deposit Agreement relating to such ADSs; and

              c. If, and so long as, any ADSs are listed or quoted on any securities exchange or market, the Company shall, if permitted by the rules of such securities exchange or market, list and keep listed or quoted on such securities exchange or market, upon official notice of issuance, all Warrant Shares issuable upon exercise of the Warrants.

       4.10 LISTING. For a period of beginning on the Closing Date and ending on the third (3rd) anniversary of the Closing Date, the Company shall continue the listing and trading of its ADSs on The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, secure and maintain listing and trading of the Shares and Warrant Shares on such exchange, and comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of such exchange. If the Company fails to maintain the listing or trading of the ADSs as required by this Section 4.10, then beginning on the tenth (10th) business day following such failure, if the ADSs are still not listed or traded, then the Company shall pay to the Purchasers an amount equal to one percent (1%) of the fair market value of the Shares and Warrant Shares then held by the Purchasers per day that such failure continues. For purposes hereof, the number of Warrant Shares held by Purchaser shall be calculated as though the Warrants held by the Purchasers were fully exercised, without regard to any limitations on the exercise thereof.

       4.11 PROSPECTUS DELIVERY REQUIREMENT. The Purchasers understand that the Securities Act may require delivery of a prospectus relating to the ADSs in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by the Purchasers of the ADSs being sold hereunder.

       4.12 INTENTIONAL ACTS OR OMISSIONS. Neither the Company nor the Purchasers shall intentionally perform any act which if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.

       4.13 SHARE AUTHORIZATION. The Company covenants and agrees that it shall (i) solicit by proxy the Shareholder Approval (as defined below) and (ii) use its best efforts to obtain the Shareholder Approval at its next annual stockholder meeting, which shall not be held later than [July 31, 2000] ("Shareholder Approval Date"). For purposes hereof, "Stockholder Approval" means authorization by the stockholders of the Company for the issuance of ADSs upon the exercise of the Warrants pursuant to the terms thereof in the aggregate in excess of twenty percent (20%) of the issued and outstanding ADSs and, if necessary, the elimination of any prohibitions under the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue ADSs in excess of twenty percent (20%). In addition, the Company shall, unless otherwise consented to by a majority in interest of the Purchasers, have a definitive proxy statement mailed to each stockholder of the Company at least twenty (20) days prior to the Approval Date. The Company shall deliver one copy of any SEC comments it receives with respect to its proxy statement to the Purchasers and will not file such proxy statement (or any amendments thereto), whether such proxy statement is in preliminary or definitive form, without the approval of a majority in interest of the Purchasers, which approval shall not be unreasonably withheld or delayed.


                                     ARTICLE 5
                      LEGEND REMOVAL AND TRANSFER INSTRUCTIONS

       5.1 REMOVAL OF LEGEND. The Legend shall be removed and the Company shall issue a certificate without any legend to the holder of any Security upon which such Legend is stamped, and a certificate for a Security shall be originally issued without any legend, if, unless otherwise required by applicable state securities laws, (a) the sale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, and reasonably satisfactory to the Company (the cost of which shall be borne by the Holder), to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such Security can be sold pursuant to Rule 144. Each Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, (i) pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or (ii) in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to any Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above. Except for the Legend required pursuant to this Section 5.1, the Securities shall bear no legend.

       5.2 TRANSFER AGENT INSTRUCTIONS. The Company shall instruct its transfer agent to issue certificates, registered in the name any Purchaser or its nominee, for the Shares and Warrant Shares in such amounts as specified from time to time by such Purchaser to the Company. Such certificates shall bear a legend only in the form of the Legend and only to the extent permitted by Section 5.1 above. The Company warrants that no instruction other than such instructions referred to in this Article 5, and no stop transfer instructions other than stop transfer instructions to give effect to Section 2.6 hereof in the case of the Shares and Warrant Shares prior to registration thereof under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way the Purchasers' obligations and agreements set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. Without limiting any other rights of the Purchasers or obligations of the Company, if (a) any Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Company), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) any Purchaser transfers Securities pursuant to Rule 144, the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by Purchaser in order to effect such a transfer or sale. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article 5, that any Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

       5.3 FAILURE TO REMOVE LEGEND. If the Company fails to remove any legend as required by this Article 5 (a "Legend Removal Failure"), then beginning on the tenth (10th) day following such failure, if the Company continues to fail to remove such legend, the Company shall pay to the Purchaser holding shares subject to a Legend Removal Failure an amount equal to one percent (1%) of the fair market value of the Shares and Warrant Shares then held by the Purchaser per day that such failure continues. For purposes hereof, the number of Warrant Shares held by the Purchaser shall be calculated as though the Warrants held by the Purchaser were fully exercised, without regard to any limitations on the exercise thereof.


                                   ARTICLE 6
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

       6.1 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Shares and Warrants to each Purchaser at the Closing is subject to the satisfaction, as of the date of the Closing and with respect to each Purchaser, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

              (i) Each Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to the Company.

              (ii) Each Purchaser shall deliver the applicable Purchase Price for the Shares and the Warrants purchased at the Closing.

              (iii) The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing as though made at that time, and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by such Purchaser at or prior to the Closing. The Company shall have received a certificate executed by each Purchaser dated the Closing Date as to such matters as may be reasonably requested by the Company.

              (iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

                                   ARTICLE 7
                CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE

       7.1 CONDITIONS TO THE CLOSING. The obligation of the Purchasers hereunder to purchase the Shares and Warrants to be purchased by it on the Closing Date is subject to the satisfaction of each of the following conditions, provided that these conditions are for Purchasers' sole benefit and may be waived by the Purchasers at any time in the Purchasers' sole discretion:

              (i) the Company shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to Purchaser.

              (ii) The Company shall have delivered duly executed certificates for the Shares (in such denominations as the Purchasers shall reasonably request) and Warrants being so purchased by Purchaser at the Closing.

              (iii) At or prior to the Closing, Castle Creek Technology Partners LLC shall have purchased from the Company Shares and Warrants for an aggregate consideration of Three Million Five Hundred Thousand Dollars ($3,500,000) on terms substantially similar to terms contained herein.

              (iv) The ADSs, including all Shares and Warrant Shares, shall be listed on the Nasdaq and trading in the ADSs shall not have been suspended by the Nasdaq, the SEC or other regulatory authority and no de-listing or suspension shall be reasonably likely for the foreseeable future.

              (v) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time and the Company shall have performed, satisfied and complied with the covenants and agreements required by this Agreement to be performed or complied with by the Company at or prior to the Closing. The Purchasers shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing to the foregoing effect and as to such other matters as may be reasonably requested by the Purchasers.

              (vi) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

              (vii) The Purchasers shall have received the officer's certificate described in Section 3.3, dated as of the Closing and there shall be no material changes from the date of signing of this Agreement to the date of the Closing other than as a result of issuance of ADSs pursuant to options, warrants and other obligations disclosed on
       Schedule 3.3 as of the date of this Agreement.

              (viii) The Purchasers shall have received opinions of the Company's counsel, dated as of the Closing, in the form attached hereto as Exhibit D.

              (ix) The Company's Depositary shall have agreed to act in accordance with irrevocable instructions in the form attached hereto as Exhibit E.

              (x) the Company shall have filed a Form D with respect to the Securities with the SEC (or shall do so following the Closing) as required under Regulation D and shall have provided (or shall provide) a copy thereof to the Purchasers.

              (xi) The Company shall have filed an Additional Listing Application (and no additional time is required for the effectiveness thereof) with respect to all Shares and Warrant Shares with the National Association of Securities Dealers and has provided a copy thereof to the Purchasers.

                                   ARTICLE 8
                          GOVERNING LAW; MISCELLANEOUS

       8.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the State of New York and the state courts located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by the first class mail shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect the Purchasers' right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

       8.2 OFFICER AND DIRECTOR TRANSACTIONS. If any executive officer or director of the Company, directly or indirectly, including through family members, trusts or other entities related to such executive officer or director, disposes or provides or files any public notice, including pursuant to Rule 144 of the Securities Act, of a bona fide intent to dispose, of any Ordinary Shares or ADSs beneficially owned by him during the period beginning on the Closing Date and ending on the date which is six (6) months after the Effective Date, the Company shall pay to each Purchaser an amount equal to (x) the number of Shares and Warrant Shares (without giving effect to any exercise or limitation on exercise thereof) then held by the Purchaser times (y) the difference between
(m) the closing bid price of the ADSs on the trading day immediately preceding the day on which such disposal was publicly announced (the "Announcement Date") and (n) the lowest closing bid price of the ADSs during the thirty (30) trading day period beginning on the Announcement Date; provided, however, that any individual executive officer or director may transfer up to ten percent (10%) of the Ordinary Shares and/or ADSs beneficially owned by such executive officer or director (which includes ADSs and Ordinary Shares to be received upon exercise of existing options) after the Effective Date without triggering the Company's payment obligations pursuant to this Section 8.2.

       8.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be promptly delivered to the other parties.

       8.4 HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

       8.5 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

       8.6 SCOPE OF AGREEMENT; AMENDMENTS. This Agreement and the documents and instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, no Purchaser makes any representation, warranty, covenant or undertaking with respect the transactions contemplated hereby. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

       8.7 NOTICE. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by facsimile-machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

                     If to the Company:

                     Insignia Solutions plc
                     41300 Christy Street
                     Fremont, CA 94538
                     Telecopy:  (510)360-3702
                     Attention:  Stephen M.  Ambler
                     with a copy to:

                     Ritchey Fisher Whitman & Klein PC
                     1717 Embarcadero Road
                     P.  O.  Box 51050
                     Palo Alto, California 94303
                     Telecopy:  (650)857-1288
                     Attention:  Peter A.  Whitman, Esq.

                     If to the Purchasers, at the address set forth on Schedule A hereto.

                     with a copy to:

                     Irell & Manella, LLP
                     333 South Hope Street
                     Los Angeles, CA 90071
                     Telecopy:  (213) 229-0515
                     Attention: Anthony T. Iler, Esq.


       8.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Purchasers shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. This provision shall not limit the Purchasers' right to transfer the Securities pursuant to the terms of this Agreement. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Warrants or the Registration Rights Agreement, the Securities may be pledged, and all rights of the Purchasers under this Agreement or any other agreement or document related to the transaction contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with a Purchaser's margin or brokerage accounts.

       8.9 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

       8.10 SURVIVAL. The representations, warranties, covenants and agreements of the Company in this Agreement shall survive each and every Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. The Company agrees to indemnify and hold harmless the Purchasers and each of Purchasers' officers, directors, employees, partners, agents and affiliates for loss or damage to the extent arising as a result of or related to (a) any breach by the Company of any of its representations or covenants set forth herein or (b) any cause of action, suit or claim brought or made against such indemnitee (other than by the Company solely for breach of this Agreement, the Warrants or the Registration Rights Agreement by the indemnitee or by governmental or regulatory authorities) and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto or contemplated hereby, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or the status of the Purchasers as an investor in the Company, except to the extent that such actual loss or damage arises out of or results from a breach by such indemnitee of this Agreement, the Warrants or the Registration Rights
Agreement or from Purchaser's violation of law. The right to indemnification shall include the right to advancement of expenses as they are incurred.

       8.11 PUBLIC FILINGS; PUBLICITY. Immediately following execution of this Agreement, the Company shall issue a press release with respect to the transactions contemplated hereby. Prior to the issuance, filing or other submission of any press releases (including the foregoing press release), SEC or other filings, or any other public statements, with respect to the transactions contemplated hereby, the Company shall provide such press releases, filings or statements to the Purchasers and their counsel for comment and approval, provided, however, that the such approval shall be rendered within 48 hours after receipt thereof by the Purchasers and shall not be unreasonably withheld or delayed and the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC, Nasdaq, NASD or exchange filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall (to the extent time permits) be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

       8.12 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the filing of all appropriate documentation and notifications with Nasdaq with respect to the Warrant Shares immediately following each of any applicable Shareholder Approval, any applicable Nasdaq Approval and any applicable Second Nasdaq Approval.

       8.13 REMEDIES. No provision of this Agreement providing for any remedy to the Purchasers shall limit any remedy which would otherwise be available to the Purchasers at law or in equity. Nothing in this Agreement shall limit any rights the Purchasers may have with any applicable federal or state securities laws with respect to the investment contemplated hereby.

       8.14 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any person or entity, or which such person or entity is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person or entity.

       8.15 REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Purchasers' right to actual damages for any failure by the Company to comply with the terms of this Agreement. The Company covenants to the Purchasers that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Purchasers and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The
Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, that the Purchasers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

       8.16 PAYMENT OF CASH; DEFAULTS. Whenever the Company is required to make any cash payment to the Purchasers under this Agreement, such cash payment shall be due on the date (the "Cash Due Date") that any Purchaser delivers written notice from that Purchaser to the Company. Such cash payment shall be made to the Purchaser by the method (by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered within two (2) days of the Cash Due Date, the Purchaser shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

       8.17 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of any Purchaser in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

       8.18 TERMINATION. In the event that the Closing shall not have occurred on or before two (2) business days after the date of this agreement, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date.


                                       * * *

       IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.


COMPANY:


       INSIGNIA SOLUTIONS PLC

       By: s/Richard M. Noling
       Name: Richard M. Noling
       Title: President and CEO

SECURITIES PURCHASE AGREEMENT
(continued)


PURCHASERS:


       VINCENT S. and ROSEMARY PINO


       By s/Vincent S. Pino
          VINCENT S. PINO


       By s/Rosemary Pino
          ROSEMARY PINO


       RICHARD N. and BARBARA ZEHNER


       By s/Richard N. Zehner
          RICHARD N. ZEHNER


       By s/Barbara Zehner
          BARBARA ZEHNER



       By s/Robert Waley-Cohen
          ROBERT WALEY-COHEN



       AVALON PANAMA S.A.


       By s/Avalon Panama S.A.

                                   SCHEDULE A


Name, Address and                  Purchase             Shares        Warrants
Telecopy Number of Purchaser       Price                Purchased     Purchased
----------------------------       --------             ---------     ---------
Vincent S. and Rosemary Pino       $250,000             59,084        17,725


Richard N. and Barbara Zehner      $250,000             59,084        17,725


Robert Waley-Cohen                 $250,000             59,084        17,725


Avalon Panama S.A.                 $250,000             59,084        17,725